AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 2019
 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

HERTZ GLOBAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	61-1770902 (I.R.S. Employer Identification No.)

8501 Williams Road
Estero, Florida	33928
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan
(Full title of the plan)

M. David Galainena
Executive Vice President, General Counsel and Secretary
Hertz Global Holdings, Inc.
8501 Williams Road
Estero, FL 33928
(Name and address of agent for service)

(239) 301-7000
(Telephone Number, including area code, of agent for service)

 Copy to:

Gregory Pryor
Dov Gottlieb
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Tel: (212) 819-8200
Fax: (212) 354-8113

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share (the “Common Stock”)	2,490,000	$16.07	$40,014,300	$4,849.73

(1)	Covers 2,490,000 shares of the Common Stock of Hertz Global Holdings, Inc. (the “Company”) issuable under the Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan (the “Plan”).
(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 also includes an indeterminate number of additional shares of the Common Stock that may become issuable under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 20, 2019.

EXPLANATORY NOTE
On June 24, 2016, Hertz Global Holdings, Inc. (the “Company” or the “Registrant”) filed a registration statement on Form S-8 (File No. 333-212249) (the “Prior Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register 9,850,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), for issuance or sale pursuant to the Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan (the “Plan”). On March 29, 2019, the Company’s board of directors (the “Board”) approved, subject to stockholder approval, the Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan (the “Amended and Restated Plan”), which made certain amendments to the Plan. The amendments include, among other things, an increase in the number of shares of Common Stock issuable under the Amended and Restated Plan by 2,490,000 shares, changes to provisions regarding share recycling and minimum vesting and an extension in the term of the Amended and Restated Plan. At the Company’s 2019 annual meeting of stockholders held on May 24, 2019 (the “Approval Date”), the Company’s stockholders approved the Amended and Restated Plan. On May 24, 2019, the Company filed a post-effective amendment no. 1 to the Prior Registration Statement (the “Post-Effective Amendment”).

The Company is filing this registration statement on Form S-8 (the “Registration Statement”) solely to register the 2,490,000 shares of Common Stock added to the Amended and Restated Plan. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also includes an indeterminate number of additional shares of the Common Stock that may become issuable under the Amended and Restated Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction.

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement, as amended by the Post-Effective Amendment, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan and as required by Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

1.
the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on February 25, 2019 (the “Annual Report”), including the portions of the Company’s definitive proxy statement on Schedule 14A filed with SEC on April 5, 2019 incorporated by reference in the Annual Report;

2.	the Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 7, 2019;
3.	the Company’s current reports on Form 8-K filed with the SEC on January 2, 2019, March 7, 2019, March 25, 2019 and May 24, 2019; and
4.	the description of the Company’s Common Stock contained in Item 11 of Amendment No. 5 to the Company’s registration statement on Form 10, filed with the SEC on June 2, 2016.

In addition to the foregoing, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the Company indicates in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.
Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of Hertz Global Holdings, Inc., effective June 30, 2016 (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Company (File No. 001-37665), as filed on July 7, 2016).

4.2
Amended and Restated By-laws of Hertz Global Holdings, Inc., effective June 30, 2016 (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of the Company (File No. 001-37665), as filed on July 7, 2016).

5.1	Opinion of White & Case LLP.

23.1	Consent of White & Case LLP (contained in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included on the signature page hereto).

99.1
Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan (Incorporated by reference to Annex B to the Proxy Statement on Form DEF14A of the Company (File No. 001-37665), as filed on April 5, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Estero, State of Florida on May 24, 2019.

HERTZ GLOBAL HOLDINGS, INC.

By:	/s/ Jamere Jackson
Name:	Jamere Jackson
Title:	Executive Vice President and Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kathryn V. Marinello, Jamere Jackson and Eric Esper, each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Company to comply with the Securities Act, and any rules, regulations, or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this Registration Statement, including, without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, including, without limitation, state securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, including, without limitation, state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Henry R. Keizer	Independent Non-Executive Chairman of the Board of Directors	May 24, 2019
Henry R. Keizer

/s/ Kathryn V. Marinello	President and Chief Executive Officer, Director (Principal Executive Officer)	May 24, 2019
Kathryn V. Marinello

/s/ Jamere Jackson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 24, 2019
Jamere Jackson

/s/ Eric Esper	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 24, 2019
Eric Esper

/s/ David A. Barnes	Director	May 24, 2019
David A. Barnes

/s/ SungHwan Cho	Director	May 24, 2019
SungHwan Cho

/s/ Vincent J. Intrieri	Director	May 24, 2019
Vincent J. Intrieri

/s/ Anindita Mukherjee	Director	May 24, 2019
Anindita Mukherjee

/s/ Daniel A. Ninivaggi	Director	May 24, 2019
Daniel A. Ninivaggi

/s/ Kevin M. Sheehan	Director	May 24, 2019
Kevin M. Sheehan